EXECUTION VERSION

AMENDMENT TO ADMINISTRATION AGREEMENT

AMENDMENT (this “Amendment”) made and effective as of July 10, 2024 (the “Effective Date”) to the Administration Agreement dated as of June 29, 2007 (as amended, supplemented or otherwise modified from time to time, the “ Agreement”), by and between TCW FUNDS, INC., a corporation organized under the laws of the State of Maryland (the “ Fund”) and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company (“ State Street”). Defined terms used herein shall have the same meaning as set forth in the Agreement.

WHEREAS, the Fund and State Street are parties to the Agreement, whereby the Fund has engaged State Street for the provision of certain administrative services to the Fund;

WHEREAS, the Fund is a registered investment company under the Investment Company Act of 1940, as amended, consisting of separate portfolios listed on Appendix A to the Agreement;

WHEREAS, the Fund has created TCW Central Cash Fund (the “New Portfolio”) and desires that the New Portfolio be considered a “portfolio” under the Agreement; and

WHEREAS, the Fund and State Street desire to amend the Agreement to add (a) the New Portfolio to Appendix A of the Agreement, and (b) money market fund-specific services to Appendix B of the Agreement, which services shall be provided by State Street to the New Portfolio.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

1.	Amendments to the Agreement.

(a)

To evidence the addition of the New Portfolio as a “portfolio” under the Agreement, Appendix A to the Agreement shall hereby be replaced in its entirety by the Appendix A attached hereto and incorporated herein by reference.

(b)

Appendix B to the Agreement shall hereby be amended to include the services set forth on the Appendix B-1 (the “ Money Market Fund Services”) attached hereto and incorporated herein by reference. As of the effective date, State Street shall provide the Money Market Fund Services solely to the New Portfolio.

2.

This Amendment contains the entire understanding between the parties with respect to the transaction contemplated hereby. To the extent that any provision of this Amendment modifies or is otherwise inconsistent with any provision of the Agreement, this Amendment shall control, but the Agreement shall otherwise remain in full force and effect.

3.

This Amendment may be executed in several counterparts, each of which shall be deemed to bean original, and all such counterparts taken together shall constitute one and the same Agreement. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received via electronically transmitted form.

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EXECUTION VERSION

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their officers designated below as of the date first written above.

TCW FUNDS, INC.

By:	/s/ Peter Davidson
Name:	Peter Davidson
Title:	Vice President and Secretary

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Andrea E. Sharp
Name:	Andrea E. Sharp
Title:	Managing Director

EXECUTION VERSION

APPENDIX A

TCW Conservative Allocation Fund

TCW Core Fixed Income Fund

TCW Short Term Bond Fund

TCW Total Return Bond Fund

TCW High Yield Bond Fund

TCW Select Equities Fund

TCW Relative Value Mid Cap Fund

TCW Emerging Markets Local Currency Income Fund

TCW Emerging Markets Income Fund

TCW Enhanced Commodity Strategy Fund

TCW Global Real Estate Fund

TCW Global Bond Fund

TCW New America Premier Equities Fund*

TCW Artificial Intelligence Equity Fund*

TCW Relative Value Dividend Appreciation Fund

TCW Relative Value Large Cap Fund

TCW Central Cash Fund

* To be converted to an ETF.

EXECUTION VERSION

APPENDIX B-1

Money Market Fund Services

a.	Prepare for posting on the Fund’s website daily each money market fund’s market-based NAVs;

b.	Prepare for posting on the Fund’s website each money market fund’s daily liquid assets and weekly liquid assets;

c.	Prepare for posting on the Funds’ website each money market fund’s inflows/outflows;

d.	Prepare for posting on the Fund’s website each money market funds’ monthly schedule of portfolio investments;

e.	Prepare and coordinate each money market fund’s monthly filing of Form N-MFP;

f.

Provide periodic testing of the Fund with respect to compliance with certain Rule 2a-7 diversification requirements, including aggregation of affiliates testing, the 10% or 15% basket test and asset backed securities testing; and

g.	Prepare and coordinate each Fund’s filings of Form N-CR.